Exhibit 99.1

general motors

News

For Release: Tuesday, Oct. 25, 2022, at 6:30 a.m. ET

GM Reports Third-Quarter 2022 Results

DETROIT – General Motors Co. (NYSE: GM) today reported third-quarter net income attributable to stockholders of $3.3 billion and EBIT-adjusted of $4.3 billion driven by record third-quarter revenue of $41.9 billion. GM reaffirms its full-year earnings guidance.

Downloads

- GM Chair and CEO Mary Barra's letter to shareholders
- Earnings deck
- Detailed quarterly results with year-over-year comparisons

Results Overview

	Three Months Ended		
($M) except where noted	September 30, 2022	September 30, 2021	Change
Revenue	$ 41,889	$ 26,779	$ 15,110
Net income attributable to stockholders	$ 3,305	$ 2,420	$ 885
EBIT-adjusted	$ 4,287	$ 2,922	$ 1,365
Net income margin	7.9 %	9.0 %	(1.1) ppts
EBIT-adjusted margin	10.2 %	10.9 %	(0.7) ppts
Automotive operating cash flow	$ 6,502	$ (2,602)	$ 9,104
Adjusted automotive free cash flow	$ 4,593	$ (4,385)	$ 8,978
EPS-diluted(a)	$ 2.25	$ 1.62	$ 0.63
EPS-diluted-adjusted(a)	$ 2.25	$ 1.52	$ 0.73
GMNA EBIT-adjusted	$ 3,894	$ 2,125	$ 1,769
GMNA EBIT-adjusted margin	11.2 %	10.3 %	0.9 ppts
GMI EBIT-adjusted	$ 334	$ 229	$ 105
China equity income	$ 330	$ 270	$ 60
GM Financial EBT-adjusted	$ 911	$ 1,093	$ (182)

(a) EPS-diluted and EPS-diluted-adjusted include a $0.03 and $0.07 impact from revaluation on equity investments in the three months ended September 30, 2022 and 2021.

($M) except where noted	Nine Months Ended September 30, 2022		Nine Months Ended September 30, 2021		Change
Revenue	$	113,627	$	93,420	$ 20,207
Net income attributable to stockholders	$	7,935	$	8,278	$ (343)
EBIT-adjusted	$	10,675	$	11,456	$ (781)
Net income margin		7.0 %		8.9 %	(1.9) ppts
EBIT-adjusted margin		9.4 %		12.3 %	(2.9) ppts
Automotive operating cash flow	$	11,606	$	309	$ 11,297
Adjusted automotive free cash flow	$	6,006	$	(3,839)	$ 9,845
EPS-diluted[(a)]	$	4.73	$	5.55	$ (0.82)
EPS-diluted-adjusted[(a)]	$	5.48	$	5.73	$ (0.25)
GMNA EBIT-adjusted	$	9,334	$	8,153	$ 1,181
GMNA EBIT-adjusted margin		10.0 %		11.0 %	(1.0) ppts
GMI EBIT-adjusted	$	871	$	552	$ 319
China equity income	$	477	$	854	$ (377)
GM Financial EBT-adjusted	$	3,301	$	3,856	$ (555)

(a) EPS-diluted and EPS-diluted-adjusted include a $(0.13) and $0.27 impact from revaluation on equity investments in the nine months ended September 30, 2022 and 2021.

2022 Guidance

- Full-year net income of between $9.6 billion and $11.2 billion, and EBIT-adjusted of between $13.0 billion and $15.0 billion
- Full-year EPS-diluted of between $5.76 and $6.76, and EPS-diluted-adjusted of between $6.50 and $7.50
- Full-year net automotive cash provided by operating activities guidance range of between $16.0 billion and $19.0 billion, and adjusted automotive free cash flow guidance range of between $7.0 billion and $9.0 billion

See below for reconciliations of non-GAAP measures to their most directly comparable GAAP measures or visit the GM Investor Relations website for complete details.

Conference Call for Investors and Analysts

GM Chair and CEO Mary Barra and Chief Financial Officer Paul Jacobson will host a conference call for investors and analysts at 8:30 a.m. ET today to discuss these results. Introductory remarks will be followed by a question-and-answer session.

Those who wish to listen to the call may dial in using the following numbers:

- United States: 1-800-857-9821
- International: +1-517-308-9481
- Conference call passcode: General Motors

General Motors (NYSE:GM) is a global company focused on advancing an all-electric future that is inclusive and accessible to all. At the heart of this strategy is the Ultium battery platform, which powers everything from mass- market to high-performance vehicles. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, can be found at https:// www.gm.com. ### CONTACTS: Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com Ashish Kohli GM Investor Relations 847-964-3459 ashish.kohli@gm.com David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com Michael Heifler GM Investor Relations 313-418-0220 michael.heifler@gm.com Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgment about possible future events and are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Non-GAAP Reconciliations The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted (dollars in millions): Three Months Ended Nine Months Ended September 30, 2022 September 30, 2021 September 30, 2022 September 30, 2021 Net income (loss) attributable to stockholders(a) $ 3,305 $ 2,420 $ 7,935 $ 8,278 Income tax expense (benefit) 845 152 1,308 2,300 Automotive interest expense 259 230 719 723 Automotive interest income (122) (38) (245) (102) Adjustments Cruise compensation modifications(b) — — 1,057 — Patent royalty matters(c) — — (100) — Cadillac dealer strategy(d) — 158 — 175 GM Korea wage litigation(e) — — — 82 Total adjustments — 158 957 257 EBIT (loss)-adjusted $ 4,287 $ 2,922 $ 10,675 $ 11,456 __________ (a) Net of net loss attributable to noncontrolling interests. (b) This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards. (c) This adjustment was excluded because it relates to the resolution, in the three months ended March 31, 2022, of substantially all matters related to certain royalties accrued with respect to past-year vehicle sales. (d) These adjustments were excluded because they relate to strategic activities to transition certain Cadillac dealers from the network as part of Cadillac's electric vehicle strategy. (e) This adjustment was excluded because of the unique events associated with Korea Supreme Court decisions related to our salaried workers.

The following table reconciles diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Nine Months Ended			
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021	
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$ 3,278	$ 2.25	$ 2,375	$ 1.62	$ 6,931	$ 4.73	$ 8,141	$ 5.55
Adjustments(a)	–	–	158	0.11	957	0.65	257	0.18
Tax effect on adjustments(b)	–	–	(39)	(0.03)	(296)	(0.20)	(43)	(0.03)
Tax adjustments(c)	–	–	(271)	(0.18)	(482)	(0.33)	45	0.03
Deemed dividend adjustment(d)	–	–	–	–	909	0.62	–	–
EPS-diluted-adjusted	$ 3,278	$ 2.25	$ 2,223	$ 1.52	$ 8,019	$ 5.48	$ 8,400	$ 5.73

(a) Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted for adjustment details.
(b) The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c) These adjustments consist of tax benefit related to the release of a valuation allowance against deferred tax assets considered realizable as a result of Cruise tax reconsolidation in the nine months ended September 30, 2022, tax benefit related to a deduction for an investment in a subsidiary in the three months ended September 30, 2021 and tax expense related to the establishment of a valuation allowance against deferred tax assets in the nine months ended September 30, 2021. These adjustments were excluded because of the unique nature of these events and significant impacts of valuation allowances are not considered part of our core operations.
(d) This adjustment consists of a deemed dividend related to the redemption of Cruise preferred shares from SoftBank in the nine months ended September 30, 2022.

The following table reconciles net automotive cash provided by (used in) operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Nine Months Ended	
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net automotive cash provided by (used in) operating activities	$ 6,502	$ (2,602)	$ 11,606	$ 309
Less: Capital expenditures	(2,054)	(1,829)	(5,771)	(4,235)
Add: GMI restructuring	–	–	–	24
Add: Cadillac dealer strategy	–	27	–	44
Add: GM Korea wage litigation	–	19	26	19
Add: Patent royalty matters	145	–	145	–
Adjusted automotive free cash flow	$ 4,593	$ (4,385)	$ 6,006	$ (3,839)

Guidance Reconciliations The following table reconciles expected Net income (loss) attributable to stockholders under U.S. GAAP to expected EBIT- adjusted (dollars in billions): Year Ending December 31, 2022 Net income attributable to stockholders $ 9.6-11.2 Income tax expense 1.7-2.1 Automotive interest expense, net 0.7 Adjustments(a) 1.0 EBIT-adjusted(b) $ 13.0-15.0 __________ (a) Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted for adjustment details. (b) We do not consider the potential future impact of adjustments on our expected financial results. The following table reconciles expected EPS-diluted under U.S. GAAP to expected EPS-diluted-adjusted: Year Ending December 31, 2022 Diluted earnings per common share $ 5.76-6.76 Adjustments(a) 0.74 EPS-diluted-adjusted(b) $ 6.50-7.50 __________ (a) Refer to the reconciliation of diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted for adjustment details. (b) We do not consider the potential future impact of adjustments on our expected financial results. The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in billions): Year Ending December 31, 2022 Net automotive cash provided by operating activities $ 15.8-18.8 Less: Capital expenditures 9.0-10.0 Adjustments 0.2 Adjusted automotive free cash flow $ 7.0-9.0